UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

BROWNIE’S MARINE GROUP, inc.

(Exact name of registrant as specified in its charter)

Nevada	333-99393	90-0226181
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

940 N.W. 1st Street, Ft. Lauderdale, Florida 33311

(Address of principal executive offices) (Zip Code)

954-462-5570

Registrant’s telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

Effective November 18, 2013, Trebor Industries, Inc., the wholly owned subsidiary of Brownie’s Marine Group, Inc. (the “Company”), and Robert Carmichael, the Company’s Chief Executive Officer, entered into a settlement agreement with Branch Banking and Trust (“BBT”) whereby BBT accepted $85,000 (the “Settlement Amount”) in full satisfaction and release of a final judgment in the amount of $103,025.65 granted by the Circuit Court for the 17th Judicial Circuit in and for Broward County in favor of BBT. The Settlement Amount was advanced to the Company by Mikkel Pitzner, a member of the Company’s board of directors, under a Loan Agreement executed October 30, 2013. Under the Loan Agreement, Trebor Industries, Inc. issued a Secured Promissory Note in the principal amount of $85,000 (the “Note”) in favor of Mr. Pitzner. Terms of the repayment of the loan are monthly principal and interest of $8,585.47 (21.21% interest per annum) for a term of twelve months beginning thirty days from the effective date of the Note. The Note is secured under a Security Agreement by all of the assets of Trebor Industries, Inc., up to $200,000, and includes customary provisions concerning events of default. The Note is also personally guaranteed by Robert Carmichael. In addition, as additional consideration for Mr. Pitzner entering into the Loan Agreement, the Company entered into an Option Agreement with Mr. Pitzner and issued Mr. Pitzner an option to purchase up to 1,802,565 shares of the Company’s common stock for $.01 per share, subject to adjustment. The option is exercisable for a period ending two years from the effective date of the Option Agreement with an option for cashless exercise based on a formula within the Option Agreement.

The Loan Agreement, Note, Security Agreement and Option Agreement are incorporated herein by reference and are filed as exhibits to this Form 8-K. The description of the transactions contemplated by the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 above, effective November 18, 2013 the Company issued an option to purchase up to 1,802,565 shares of the Company’s common stock for $.01 per share, subject to adjustment, to an accredited investor. The option is exercisable for a period ending two years from the effective date of the Option Agreement dated October 30, 2013, with an option for cashless exercise based on a formula within the Option Agreement. The option was issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act, of 1933, as amended, and contains a legend restricting transferability absent registration or applicable exemption.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Agreement by and between Trebor Industries, Inc., Brownie’s Marine Group, Inc., and Mikkel Pitzner
10.2	Secured Promissory Note issued by Trebor Industries, Inc. in favor of Mikkel Pitzner

10.3	Security Agreement by Trebor Industries, Inc. in favor Mikkel Pitzner

10.4	Stock Option Agreement by and between Brownie’s Marine Group, Inc. and Mikkel Pitzner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer
November 19, 2013